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                                                                   EXHIBIT 23.3




                        Consent of Hovde Financial, Inc.



We consent to the inclusion in this Registration Statement on Form S-4 of FirstMerit Corporation of our opinion set forth as Appendix B to the Prospectus and Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the captions "Opinion of CoBancorp's Financial Advisor."


/s/ Hovde Financial, Inc.

Hovde Financial, Inc.


Washington, D.C.
January 8, 1998